Debt Assignment

Date:               1 July 2013

Between          Federal Mining Resources Limited (“Assignor”)

Located at       Suite 4703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

And                  Gold Billion Global Limited (“Assignee”)

Located at       Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong

In consideration of the payment of US$1 paid by the Assignee, the receipt of which is hereby acknowledged, the Assignor now assigns to the Assignee the sum of money in the amount of US Dollars Three Hundred Nine Thousand Three Hundred Thirty One And Cents Ninety Two Only (US$ 309,331.92), now due to the Assignee from Champmark Sdn Bhd (“Debtor”), under the financing obligation from the Assignor to the Debtor from time to time.

The Assignee is authorized to perform all necessary acts to collect the sum of money.

Both parties have carefully reviewed this Agreement, agreed to and accept all of its terms and conditions. This Agreement is executed as of the Effective Date above.

Federal Mining Resources Limited                                Gold Billion Global Limited

/s/ Andy Kui Shing Lai                                                     /s/ Ming Ding Wu

Andy Kui Shing Lai                                                           Ming Ding Wu

Director                                                                           Director